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                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-34223 and Form S-8 No. 333-60075) pertaining to the Amended and Restated 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities, Inc., the Amended Registration Statement (Form S-3/A No. 333-56449) of Alexandria Real Estate Equities, Inc. and in the related Prospectus, and the Amended Registration Statement (Form S-3/A No. 333-56451) of Alexandria Real Estate Equities, Inc. and in the related Prospectus, and the Amended Registration Statement (Form S-3/A No. 333-81985) of Alexandria Real Estate Equities, Inc. and in the related Prospectus, of our report dated January 24, 2000, with respect to the consolidated financial statements and schedules of Alexandria Real Estate Equities, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                          /s/ Ernst & Young LLP

Los Angeles, California
March 28, 2000